CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION



                               LICENSE AGREEMENT



     This Agreement is entered into this 23rd day of April, 1996, by and between Weitek Corporation, Inc., a California corporation with principal offices at 2801 Orchard Parkway, San Jose California, 95134 ("Weitek") and [CONFIDENTIAL INFORMATION REDACTED]

     WHEREAS, Weitek has developed an X86 compatible chipset that combines a core logic chipset with a graphics controller using its proprietary Unified System/Display Controller Technology (US/DC as defined below);

     WHEREAS, [CONFIDENTIAL INFORMATION REDACTED] is a broad range semiconductor designer and manufacturer with rights to certain [CONFIDENTIAL INFORMATION REDACTED];

     WHEREAS, Weitek desires to license to [CONFIDENTIAL INFORMATION REDACTED] the rights to manufacture and distribute its W464 and W564 X86 compatible chipsets and the right to use its Unified System/Display Controller Technology to develop, manufacture and distribute new products that incorporate the technology on the terms set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                  SECTION 1.0

                                  DEFINITIONS:

For purposes of this Agreement the following terms shall have the meaning set forth below:

1.1 "Affiliates" means an entity controlling, controlled by or under common control with [CONFIDENTIAL INFORMATION REDACTED] for so long as such control exists, where "control" means the direct or indirect ownership or control of more than fifty percent (50%) of the stock or other equity interest entitled to vote for the election of directors or an equivalent governing body.

1.2  "Confidential Information" shall have the meaning set forth in Section
     6.1 below.

1.3 "Derivative Products" means new versions of the Weitek Products (other than Updates) which change the form, fit, functionality or features of the Weitek Products, including, but not limited to new versions of the Weitek Products that contain additional functional blocks and/or [CONFIDENTIAL INFORMATION REDACTED] Derivative Products (which shall mean Derivative Products that have as a [CONFIDENTIAL INFORMATION REDACTED] (or portion thereof) compatible with [CONFIDENTIAL INFORMATION REDACTED]).

1.4 "Derivative Works" means any software programs, and copies thereof, which are developed by [CONFIDENTIAL INFORMATION REDACTED] and which are

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

     based on or incorporate any part of the Software delivered by Weitek hereunder, including without limitation any revision, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion, or any other form in which the Software may be recast, transformed or adapted, and that, if prepared without Weitek's authorization, would constitute a copyright or misappropriation of trade secrets in the Software.

1.5  "Effective Date" means the date first set forth above.

1.6 "Intellectual Property Rights" means all current and future worldwide patents and other patent rights, copyrights, mask work rights, trade secrets, and all other intellectual property rights, including, but not limited to all applications and registrations with respect thereto.

1.7 "Software" means Weitek's proprietary software that is part of the US/DC Technology as more fully described on Exhibits A and B attached hereto.

1.8 "Source Code" means the computer source code for the Software supplied by Weitek to [CONFIDENTIAL INFORMATION REDACTED] hereunder, including any updates, improvements, or modifications hereinafter furnished to [CONFIDENTIAL INFORMATION REDACTED] by Weitek in connection with the Source Code.

1.9 "Technical Information" means documentation and other written materials describing in reasonable detail the US/DC Technology listed on Exhibits A and B attached hereto.

1.10 "Unified System/Display Controller Technology" or "US/DC Technology" means Weitek's circuit designs, know-how, trade secrets, software and other information pertaining to the design, development and manufacture of the Weitek Products as identified in Exhibits A and B attached hereto.

1.11 "Updates" means modified or updated versions of the Weitek Products which incorporate minor changes made by Weitek that do not change the form, fit, function or features of the Weitek Products.

1.12 "Weitek Products" means the "W464 Chipset" and the "W564 Chipset" that incorporate the US/DC Technology, both as described in Exhibit C attached hereto, and all Updates thereto developed by Weitek during the term of this Agreement.


                                  SECTION 2.0

                                    LICENSE

2.1  Weitek Products:

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION


     (a) Weitek hereby grants to [CONFIDENTIAL INFORMATION REDACTED] a worldwide, nonexclusive, nontransferable license, under all of Weitek's Intellectual Property Rights in and to the US/DC Technology, to use the US/DC Technology to develop and make, have made, use, offer for sale, sell, export and import products that are designed or developed by [CONFIDENTIAL INFORMATION REDACTED] or its Affiliates (including, but not limited to, Weitek Products) incorporating the Technology. [CONFIDENTIAL INFORMATION REDACTED] may include the US/DC in its design libraries provided that [CONFIDENTIAL INFORMATION REDACTED] is the sole supplier of product to any third party which incorporates theUS/DC Technology into a design.

     (b) Subject to the terms and conditions of this Agreement, Weitek hereby grants to [CONFIDENTIAL INFORMATION REDACTED] a worldwide, nonexclusive, nontransferable license under its Intellectual Property Rights, to copy and distribute to its customers and potential customers the data sheets, catalogs and other customer marketing materials that Weitek distributes to its customers in the ordinary course of business which are applicable to the distribution of the Weitek Products by [CONFIDENTIAL INFORMATION REDACTED]. The foregoing license shall be subject to [CONFIDENTIAL INFORMATION REDACTED] reproducing on all copies of such materials all Weitek copyright notices, trademarks and other proprietary rights notices which appear on the materials provided by Weitek to [CONFIDENTIAL INFORMATION REDACTED].

     (c) [CONFIDENTIAL INFORMATION REDACTED] may sublicense to Affiliates all rights and licenses granted to [CONFIDENTIAL INFORMATION REDACTED] pursuant to this Section 2.1. [CONFIDENTIAL INFORMATION REDACTED] may not otherwise sublicense the foregoing rights except [CONFIDENTIAL INFORMATION REDACTED] may sublicense to [CONFIDENTIAL INFORMATION REDACTED] the right to make, use, offer for sale, sell, export and import [CONFIDENTIAL INFORMATION REDACTED] Derivative Products developed by [CONFIDENTIAL INFORMATION REDACTED] or its Affiliates. [CONFIDENTIAL INFORMATION REDACTED] may use third party design firms to assist in the development of Derivative Products. [CONFIDENTIAL INFORMATION REDACTED] may not otherwise sublicense the foregoing rights.

     (d) [CONFIDENTIAL INFORMATION REDACTED] shall have no rights to any Derivative Products developed by Weitek or alicensee of Weitek. Weitek and its licensees shall have no rights to any Derivative Products developed by [CONFIDENTIAL INFORMATION REDACTED].

2.2  Software:

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION


     (a) In connection with the licenses granted in Section 2.1 above, Weitek hereby grants to [CONFIDENTIAL INFORMATION REDACTED] a worldwide, nonexclusive, nontransferable license to reproduce and distribute object code versions of the Software and Derivative Software Works thereof prepared by [CONFIDENTIAL INFORMATION REDACTED] pursuant to Section 2.2(b).

     (b) In connection with the licences granted in 2.1 above, Weitek hereby grants to [CONFIDENTIAL INFORMATION REDACTED] a worldwide, nonexclusive, nontransferable license to use, reproduce, modify, amend and prepare Derivative Works of the Source Code. [CONFIDENTIAL INFORMATION REDACTED] shall have no right to sublicense the foregoing rights provided that third party designers acting on behalf of [CONFIDENTIAL INFORMATION REDACTED] and [CONFIDENTIAL INFORMATION REDACTED] customers may assist [CONFIDENTIAL INFORMATION REDACTED] in modifying and amending such Derivative Works. Any such third party designers shall agree in advance in writing to be bound by the confidentiality provisions of this Agreement as well as the right of Weitek to directly enforce such provisions.

2.3  Proprietary Markings:

     On each Weitek Product and Derivative Product manufactured by [CONFIDENTIAL INFORMATION REDACTED]or on associated data sheets, technical information,

     marketing materials or its packaging, [CONFIDENTIAL INFORMATION REDACTED]shall duplicate and apply Weitek's patent, copyright and other proprietary rights notices which Weitek shall provide [CONFIDENTIAL INFORMATION REDACTED] from time to time. Such notices shall be in a location mutually agreed to by the parties designed to give Weitek the benefit of such notices under applicable law.

2.4  No Other Licenses:

     No license or other right is granted, by implication, estoppel or otherwise, to [CONFIDENTIAL INFORMATION REDACTED], under any Intellectual Property Rights now or thereafter owned or controlled by Weitek except for the licenses and right expressly granted in this Agreement.

2.5 Limitation on [CONFIDENTIAL INFORMATION REDACTED]and Affiliates Exercise of License:

     (a) Each Affiliate who accepts any sublicense rights under this Agreement shall automatically be bound by all of the applicable provisions hereof governing such exercise, including, but not limited to Sections 2, 3, 6 and 8. Unless otherwise agreed by Weitek, [CONFIDENTIAL INFORMATION REDACTED] remains primarily responsible for all obligations hereunder under

CONFIDENTIAL INFORMATION REQUESTED FOR REDACTED INFORMATION

          this Agreement as it may be amended from time to time arising in connection with such Affiliate's actions.

     (b) [CONFIDENTIAL INFORMATION REDACTED] may only exercise any sublicense rights granted to it by [CONFIDENTIAL INFORMATION REDACTED] under this Agreement if [CONFIDENTIAL INFORMATION REDACTED] agrees in advance in writing to be bound by all of the applicable provisions hereof governing such exercise, including, but not limited to Sections 2, 3, 6 and 8 and provided that Weitek is named as a third party beneficiary of such agreement. [CONFIDENTIAL INFORMATION REDACTED] shall remain primarily responsible for compliance by [CONFIDENTIAL INFORMATION REDACTED] with the provisions of sublicense, provided that Weitek shall promptly notify [CONFIDENTIAL INFORMATION REDACTED] in writing of any claim of breach or default, of which Weitek has actual knowledge, with respect to such a sublicense.

                                  SECTION 3.0

                        TECHNOLOGY TRANSFER AND SUPPORT

3.1  Technology Transfer:

     Weitek shall transfer to [CONFIDENTIAL INFORMATION REDACTED] the Technical Information in accordance with the schedule contained in Exhibits A and B. Weitek will use its reasonable commercial efforts to ensure the accuracy of the Technical information provided but does not warrant that all such Technical Information will be accurate in all respects. Weitek shall not be obligated to create any documentation or other materials which do not yet exist. Weitek warrants that, to its knowledge, the Technical Information provided hereunder accurately describes the US/DC Technology in all material respects. In the event that during the term of this Agreement Weitek's development efforts result in the release of Updates, Weitek shall promptly provide corresponding updates to the Technical Information and such training as shall be reasonably required by [CONFIDENTIAL INFORMATION REDACTED] to manufacture such Updates.

3.2  Training:

     Weitek shall provide [CONFIDENTIAL INFORMATION REDACTED], at no charge, training by qualified Weitek personnel at Weitek's premises over a period of 180 days in amounts reasonably required by [CONFIDENTIAL INFORMATION REDACTED] to understand the US/DC Technology.

3.3  Sales Support:

     In addition to the foregoing, Weitek shall provide [CONFIDENTIAL INFORMATION REDACTED] sales personnel and [CONFIDENTIAL INFORMATION REDACTED] applications engineering personnel with such training

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

     at Weitek's premises as is reasonably required by such personnel for purposes of selling the Weitek Products. During the first six (6) months of this Agreement such support shall be at no charge up to twenty (20) sales training days. Thereafter, such support shall be subject to the reasonable availability of Weitek personnel and shall be charged at the rate of [CONFIDENTIAL INFORMATION REDACTED] per sales training day (s).

3.4  Plant Visits:

     Representatives and personnel of each party, during the time they are present on the premises of the other party, shall be subject to all rules and regulations prevailing on such premises. Except as provided herein, each party shall be responsible for the payment of all compensation and expense of its respective representatives and personnel. None of the representatives or personnel of either party shall be considered, for any reason, to be an employee of the other.

3.5  Liaison:

     Each party shall nominate up to two (2) qualified individuals for purposes of acting as liaison for delivery and receipt of the US/DC Technology, training and support as set forth in this Section 3.

3.6  Warranty: Disclaimer:

     (a) Weitek represents and warrants to[CONFIDENTIAL INFORMATION REDACTED] as follows:

          (i) Weitek has independently developed and is the sole owner of the US/DC Technology,

          (ii) To the best of Weitek's knowledge, but without having conducted a patent search, the Weitek Products do not infringe the intellectual property rights of any third parties, and no third party licenses are required for [CONFIDENTIAL INFORMATION REDACTED] to make, have made use and sell the Weitek Products (other than for licenses to process patents in general),

          (iii), there are no third party claims of infringement or misappropriation pending or, to Weitek's knowledge, threatened against Weitek with respect to the Weitek Products or the US/DC Technology (including the software), and

          (iv) To the best of Weitek's knowledge, the Software was independently developed by Weitek and does not violate the copyrights of any third party.

     (b) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3, WEITEK MAKES AND [CONFIDENTIAL INFORMATION REDACTED] RECEIVES NO WARRANTIES WITH RESPECT TO THE US/DC TECHNOLOGY OR THE TECHNICAL INFORMATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND WEITEK SPECIFICALLY DISCLAIMS ANY IMPLIED

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

     WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  SECTION 4.0

                                  LICENSE FEES

4.1  License Fees:

     In consideration for the grant of licenses and other rights of [CONFIDENTIAL INFORMATION REDACTED] hereunder, [CONFIDENTIAL INFORMATION REDACTED] shall pay Weitek a one time fee in the amount of [CONFIDENTIAL INFORMATION REDACTED] payable as follows:

     (a) [CONFIDENTIAL INFORMATION REDACTED] as the license fee for the license to the "W464 Chipset"; and

     (b) [CONFIDENTIAL INFORMATION REDACTED] as the license fee for the license to the "W564 Chipset".

4.2  Payment Terms:

     The foregoing license fees shall be nonrefundable. The license fee for the "W464 Chipset" and the license fee for the "W564 Chipset" shall be due and payable to Weitek upon delivery of the deliverables identified in Exhibit A.

4.3 Upon payment of the license fees set forth in this Section 4, the licenses set forth in Section 2 shall become perpetual and irrevocable, subject to Section 9 below.

4.4 [CONFIDENTIAL INFORMATION REDACTED] shall pay all taxes (including but not limited to sales taxes) and duties connected with the transfer or use of the Technical Information other than taxes based on Weitek's net income.


                                  SECTION 5.0

                                    SUPPORT

5.1  W564 Development

     Weitek shall provide sufficient resources in the areas of physical design, verification testing, system test and software development in support of [CONFIDENTIAL INFORMATION REDACTED] to complete the following tasks:

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION


           i) Convert the W564 database to a data format compatible with [CONFIDENTIAL INFORMATION REDACTED] process rules [CONFIDENTIAL INFORMATION REDACTED]

           ii) Complete timing and functional analysis of the converted database ("Converted Database").

           iii) design, develop and debug a W564 PC motherboard to test functional silicon

           iv) complete Bios and SW drivers for Windows 3.X and Windows 95

           v) Debug, identify, correct any functional/timing problems with first silicon implemented on the Converted Database.

     Weitek shall provide sufficient support for the conversion and test of the W564 to [CONFIDENTIAL INFORMATION REDACTED] design rules.

     Weitek shall maintain a support staff of twenty (20) qualified engineers experienced in W564 functionality and design, software support and product verification to support the conversion to [CONFIDENTIAL INFORMATION REDACTED] design rules and standard cells. These engineers shall also be available for support of the [CONFIDENTIAL INFORMATION REDACTED] set forth in Section 5.2.

     Weitek shall not be responsible for any cost relating to the mask development, fabrication, packaging, testing or analysis of the W564 designed to [CONFIDENTIAL INFORMATION REDACTED] process rules.

     In consideration of Weitek providing the support set forth in this Section, [CONFIDENTIAL INFORMATION REDACTED] shall compensate Weitek with non recurring NRE of [CONFIDENTIAL INFORMATION REDACTED] payable as follows:

           (a)  [CONFIDENTIAL INFORMATION REDACTED]at first
                [CONFIDENTIAL INFORMATION REDACTED] W564 silicon
           (b) [CONFIDENTIAL INFORMATION REDACTED]at [CONFIDENTIAL INFORMATION REDACTED] W564 silicon booting DOS and Windows
           (c) [CONFIDENTIAL INFORMATION REDACTED] at completion of all points i) to v) of this paragraph and completion of delivery of all deliverables in Exhibit B.


5.2  [CONFIDENTIAL INFORMATION REDACTED] PROGRAM

     Weitek shall support [CONFIDENTIAL INFORMATION REDACTED]in the integration of Weitek US/DC Technology embodied in the W564 functionality in the areas of:

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

          a) [CONFIDENTIAL INFORMATION REDACTED]
          b) [CONFIDENTIAL INFORMATION REDACTED]
          c) [CONFIDENTIAL INFORMATION REDACTED]


     Weitek shall provide space, facilities and training on the W564 design for up to four (4) [CONFIDENTIAL INFORMATION REDACTED] engineers, including a [CONFIDENTIAL INFORMATION REDACTED] project manager from[CONFIDENTIAL INFORMATION REDACTED]at Weitek's facility for the duration of the development phase of the [CONFIDENTIAL INFORMATION REDACTED] program.

     In consideration of Weitek's support as outlined in this Section [CONFIDENTIAL INFORMATION REDACTED]shall compensate Weitek with non recurring engineering ("NRE") fees of [CONFIDENTIAL INFORMATION REDACTED] payable as follows:

     1) [CONFIDENTIAL INFORMATION REDACTED]at completion of milestone
          a) of this paragraph
     2) [CONFIDENTIAL INFORMATION REDACTED]at completion of milestone
          b) of this paragraph
     3) [CONFIDENTIAL INFORMATION REDACTED]at completion of milestone
          c) of this paragraph

5.3  Termination of Support Obligations:

In the event of a merger with or acquisition of Weitek, Weitek shall have the option, exercisable within thirty days following the effective date of such merger or acquisition, to discontinue its support services under this Section
5. In the event Weitek elects to discontinue such obligations, Weitek shall inform [CONFIDENTIAL INFORMATION REDACTED] in writing of such election and Weitek shall be entitled to retain any amounts previously received from[CONFIDENTIAL INFORMATION REDACTED] for any deliverables provided to [CONFIDENTIAL INFORMATION REDACTED] under this Section 5. Weitek shall promptly deliver to [CONFIDENTIAL INFORMATION REDACTED], free of additional payment, any work in progress in Weitek's possession that has been developed by Weitek pursuant to the provisions of this Section 5.

                                  SECTION 6.0

                               PROPRIETARY RIGHTS

6.1  Confidential Information:

     (a)  As used in this Section 6.1, the term "Confidential
          Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Source Code shall be deemed Confidential Information even if not so marked. Confidential Information may also include oral information disclosed by one party to the other pursuant to this agreement, provided that such information is designated as confidential at the tie of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, the US/DC Technology shall be deemed "Confidential Information" hereunder.

     (b)  Each party shall treat as confidential all Confidential
          Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein for a period of ten (10) years after termination or expiration of this Agreement. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

     (c) Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

           (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

           (ii) was know to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

           (iii) is disclosed with the prior written approval of the discloser;

           (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

               development by documented evidence prepared contemporaneously with such independent development;

         (v) becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

         (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advanced notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

     (d) Each party shall obtain the execution of proprietary non-disclosure agreementswith its employees, agents and consultants having access to ConfidentialInformation of the other party, and shall diligently enforce such agreements, orshall be responsible for the actions of such employees, agents and consultants in this respect.

6.2  Source Code Protections:

     [CONFIDENTIAL INFORMATION REDACTED] shall not under any circumstances copy, duplicate or otherwise reproduce the Source Code in any manner except as provided herein. [CONFIDENTIAL INFORMATION REDACTED] agrees to limit access to the Source Code strictly to those persons who require access in order to carry out the permitted uses of such Source Code hereunder on a password protected basis. [CONFIDENTIAL INFORMATION REDACTED] shall keep the Source Code in a secure, locked place when not in use. [CONFIDENTIAL INFORMATION REDACTED] shall ensure that Source Code listings are kept in a secure, locked cabinet or file inaccessible by persons other than authorized employees.

                                  SECTION 7.0

                          INVENTIONS; INDEMNIFICATION

7.1  Ownership:

     (a) All discoveries, improvements, inventions, and trade secrets made in the performance of this Agreement solely by Weitek personnel shall be the sole and exclusive property of Weitek and Weitek shall retain any and all rights to file any patent applications thereon.

     (b) All discoveries, improvements, inventions, and trade secrets made in the performance of this Agreement solely by [CONFIDENTIAL INFORMATION REDACTED] personnel shall be the sole and exclusive property of [CONFIDENTIAL INFORMATION REDACTED] and

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

          [CONFIDENTIAL INFORMATION REDACTED] shall retain any and all rights to file any patent applications thereon.

     (c) Each party shall retain all Intellectual Property Rights in and to proprietary technology that it has previously developed or hereafter develops independently of any joint development arrangement hereunder. All Intellectual Property Rights in and to Derivatives developed jointly and technology that arises in the course of any joint development programs conducted pursuant to this agreement shall be jointly owned by the parties and each party shall have the right to grant non-exclusive licenses to such jointly owned technology to third parties on such terms and conditions as may determine. [CONFIDENTIAL INFORMATION REDACTED] shall be responsible for filing any patent or maskwork registrations with respect to jointly developed technology (in the name of [CONFIDENTIAL INFORMATION REDACTED] and Weitek jointly), and Weitek shall reimburse [CONFIDENTIAL INFORMATION REDACTED]for one half of any out of pocket fees and expenses associated with filing for and maintaining the appropriate patent or maskwork protection. [CONFIDENTIAL INFORMATION REDACTED] will keep Weitek informed on a timely basis as to the status of any patent or mask work right applications and registrations.

7.2  Weitek Indemnification:

     Except as otherwise provided in this Section 7, Weitek shall defend (or at its option settle) [CONFIDENTIAL INFORMATION REDACTED] from and against any and all claims, demands, suits or proceedings made or brought against [CONFIDENTIAL INFORMATION REDACTED], and shall reimburse[CONFIDENTIAL INFORMATION REDACTED] for any and all liabilities, judgments, damages, costs or expenses payable by [CONFIDENTIAL INFORMATION REDACTED] to the partY bringing such action together with reasonable attorney's fees relating thereto, as a result of any infringement of any third party United States patent, copyright or maskwork right by the Technical Information, US/DC Technology or Confidential Information licensed and provided to [CONFIDENTIAL INFORMATION REDACTED] hereunder (collectively, the "Indemnified Technology"). [CONFIDENTIAL INFORMATION REDACTED] agrees that Weitek shall be relieved of its obligations under this Section 7.2 unless [CONFIDENTIAL INFORMATION REDACTED] notifies Weitek promptly in writing of and gives Weitek the exclusive authority to defend or settle such claim, demand, suit or proceeding, and gives Weitek proper and full information and assistance to settle or defend any such claim, demand, suit or proceeding. If the Indemnified Technology, or any part thereof, are, or in the opinion of Weitek become, the subject of any claim, demand, suit or proceeding for infringement of any third party United States patent, copyright or mask work right, or if it is adjudicatively determined that the Indemnified Technology, or any part thereof, infringes any third party United States patent, copyright or mask work right then Weitek may, at its

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

     option and expense either (i) procure for [CONFIDENTIAL INFORMATION REDACTED] the right under such third party United States patent, copyright or mask work right to sell or use, as appropriate, the Indemnified Technology, (ii) replace or modify the Indemnified Technology or parts thereof, with other suitable and reasonably equivalent technology or parts so that the Indemnified Technology becomes non-infringing, or (iii) in the event of a claim of infringement that Weitek in good faith believes cannot be resolved pursuant to (i) or (ii) on commercially reasonable terms, Weitek may elect to terminate this agreement prospectively, such termination to be effective upon payment by Weitek to [CONFIDENTIAL INFORMATION REDACTED] of the Licensee Fees paid by [CONFIDENTIAL INFORMATION REDACTED] hereunder less any amounts expended by Weitek pursuant to this Section 7.2 prior to the time of termination.

7.3  Limitation:

          Notwithstanding the provisions of Section 7.2 hereof, Weitek assumes no liability for (i) any claim arising from the use of the Indemnified Technology in combination with other equipment, software or technology not provided by Weitek, (ii) any claim arising from the use of any [CONFIDENTIAL INFORMATION REDACTED] process or other technology if the claim would not have occurred but for such combination or process or other technology, or (iii) any claim based on any modification of the Indemnified Technology not made by Weitek. In addition, in no event shall Weitek's liability to [CONFIDENTIAL INFORMATION REDACTED] under this
     Section 7 exceed the fees paid by [CONFIDENTIAL INFORMATION REDACTED] to Weitek pursuant to this Agreement.

7.4  Entire Liabilitv:

     The foregoing provisions of this Section 7 state the entire liability and obligations of Weitek to [CONFIDENTIAL INFORMATION REDACTED], and the exclusive remedy of [CONFIDENTIAL INFORMATION REDACTED], with respect to any alleged infringement of patents, copyrights, mask works, trade secrets, trademarks or other intellectual property rights by any designs, software or other technology or products licensed or otherwise provided to [CONFIDENTIAL INFORMATION REDACTED] by Weitek pursuant to this Agreement or any part thereof.

                                  SECTION 8.0

                            LIMITATION OF LIABILITY

     EXCEPT FOR LIABILITY TO [CONFIDENTIAL INFORMATION REDACTED] FOR DAMAGES PAYABLE TO THIRD PARTIES AS SPECIFIED IN SECTIONS 7 HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE DESIGNS OR OTHER TECHNOLOGY OR PRODUCTS LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT. WEITEK'S LIABILITY AND [CONFIDENTIAL INFORMATION REDACTED] REMEDIES UNDER, ARISING OUT OF OR RELATED TO THIS AGREEMENT, SHALL NOT EXCEED [CONFIDENTIAL INFORMATION REDACTED].

                                  SECTION 9.0

                              TERM AND TERMINATION

9.1  Term:

     The term of this Agreement shall commence as of the Effective Date and, unless and until terminated hereunder, shall continue until one (1) year after the Effective Date.

9.2  Termination:

     (a) If either party defaults in the performance of any "Material Obligation" hereunder and if any such default is not corrected within forty-five (45) days after the defaulting party receives written notice thereof from the non-defaulting party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement. With respect to [CONFIDENTIAL INFORMATION REDACTED] default in the performance of a Material Obligation hereunder shall mean those obligations set forth in Sections 2.1, 2.2, 2.4 and 2.5 hereunder.

     (b) Either party may terminate this Agreement effective upon written notice to the other party in the event that the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) days after filing.

9.3  Survival:

     (a) Except for termination of this Agreement for breach of a Material Obligation by [CONFIDENTIAL INFORMATION REDACTED], or a termination pursuant to Section 7.2, all rights and licenses granted to [CONFIDENTIAL INFORMATION REDACTED] hereunder shall survive expiration of this Agreement. All amounts due prior to the date of termination shall remain due and payable and, if already paid, nonrefundable.

     (b) In the event this agreement is terminated by Weitek pursuant to Sections 7.2 or 9.2 due to a breach of a Material Obligation by [CONFIDENTIAL INFORMATION REDACTED], all licenses granted to [CONFIDENTIAL

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

          INFORMATION REDACTED] shall be prospectively terminated, and Weitek shall have no obligation to provide any continuing support.

     (c) In the event this Agreement is terminated by Weitek for other than a Material Breach, all rights and licenses granted to [CONFIDENTIAL INFORMATION REDACTED] hereunder shall survive termination of this Agreement, but Weitek shall have no obligation to provide any continuing support. In either case all amounts due prior to the date of termination shall remain due and payable and, if already paid, shall be non-refundable. [CONFIDENTIAL INFORMATION REDACTED] shall not be obligated to pay Weitek for any unperformed services.

                                  SECTION 10.0

                                 GOVERNING LAW

10.1 Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of [CONFIDENTIAL INFORMATION REDACTED].

                                  SECTION 11.0

                                 MISCELLANEOUS

11.1 Assignment:

     Neither party may assign or delegate this Agreement or any of its licenses, rights or duties under this Agreement without the prior written consent of the other; provided, however, that consent to assign shall not be required in connection with a merger with Weitek or an acquisition of all or substantially all of the stock or assets of Weitek if the merging or acquiring company agrees to be bound by the terms and conditions of this Agreement.

11.2 Authority:

     Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

11.3 Notices:

     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. In the case of Weitek such notices shall be sent to Weitek Corporation Inc., 2801 Orchard

           CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

Parkway, San Jose California, 95134, Attention: Paul Kidman and in the case of [CONFIDENTIAL INFORMATION REDACTED] any such notices shall be sent to [CONFIDENTIAL INFORMATION REDACTED] Attention: General Counsel, or such other names provided by one party to the other. Such notices shall bedeemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

11.4 Export Controls:

     [CONFIDENTIAL INFORMATION REDACTED] and Weitek both agree not to export, or re-export, or cause to be exported or re-exported, any technical data (including any US/DC Technology, Technical Information, or Confidential Information) received hereunder, or the direct product of such technical data, to any country to which, under the laws of the United States, both parties are or may be prohibited from exporting its technology or the direct product thereof.

11.5 Partial Invalidity:

     If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good fail, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

11.6 Counterparts:

     This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

11.7 Relationship of Parties:

     The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint ventures.

11.8 Modification:

     No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

11.9 Waiver:

     The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED INFORMATION

this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

11.10 Section Headings:

     The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.11 Injunctive Relief:

     In the event of breach of this Agreement, the non-breaching party may apply to any court of competent jurisdiction for injunctive relief.

11.12 Entire Agreement:

     The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous agreements and understanding, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized of officers or representatives as of the date first above written.

WEITEK Corporation, Inc.

[CONFIDENTIAL INFORMATION REDACTED]



                                   EXHIBIT A
                   US.DC TECHNOLOGY AND SCHEDULE FOR TRANSFER
                              DELIVERY: IMMEDIATE

W564

LOGIC DESIGN:

- - Verilog RTL (zeus)

- - Standard Cell and Datapath Libraries

- - Synthesis Library: (wtlmeth/synlib/ibm45 nldm/ibm45 nldm.db)

- - Circuit files (Synopsys output gates) for ADPC and CPC (bhaskar/zeus/ [adpc,cpc] /gates)

DESIGN ENVIRONMENT:

- - Simulation execution tools and scripts source code

- - PLI source code (including: toggle coverage, pixel dumper, master synchronization. memory preloading, argument parsing, frame buffer write checking, vector generation, etc.)

- - ZTRANS test language translator and frame buffer access predictor

- - Directed tests and tools to run tests (including regression lists)

- - Pseudo-Random Test environment

- - Micro-Pseudo-Random Test for BLT Engine Address and Data Datapaths

- - Peripheral models (delivery for Synopsys models contingent upon Synopsys licensing, in-house deliverable immediately)

- - Design timing files and related in-house synthesis and timing verification tools/scripts

- - (including files not in code-control and critical path analyses)

- - DM source code control scripts

DOCUMENTATION:

- - Target Specification

- - User documents for design environment and tools

- - Test plans

  SOFTWARE:

- - Windows drivers source code for W464 (Windows 3.1, Windows 95)

- - Software development environment (specific libraries, organization of the development tools, specific tools etc ..)



                                   EXHIBIT B
                   US.DC TECHNOLOGY AND SCHEDULE FOR TRANSFER
                            DELIVERY: AFTER TAPE OUT

W564

LOGIC DESIGN:

- - Verilog RTL (zeus)

- - Standard Cell and Datapath Libraries

- - Synthesis Library: (wtlmeth/synlib/ibm45 nldm/ibm45 nldm.db)

- - Circuit files (Synopsys output gates) for ADPC and CPC (bhaskar/zeus/ [adpc,cpc] /gates)

- - GDS-II Stream file for ADPC and for CPC

W564 DESIGN ENVIRONMENT:

- - Simulation execution tools and scripts source code

- - PLI source code (including: toggle coverage, pixel dumper, master synchronization, memory preloading, argument parsing, frame buffer write checking, vector generation, etc.)

- - ZTRANS test language translator and frame buffer access predictor

- - Directed tests and tools to run tests (including regression lists)

- - Pseudo-Random Test environment

- - Micro-Pseudo-Random Test for BLT Engine Address and Data Datapaths

- - Peripheral models (delivery for Synopsys model's contingent upon Synopsys licensing, in-house deliverable immediately)

- - Design timing files and related in-house synthesis and timing verification tools/scripts (including files not in code-control and critical path analyses)

- - DM source code control scripts

- - Test Vectors for IC Tester (deliverable with silicon arrival)

DOCUMENTATION:

- - Target Specification

- - User documents for design environment and tools

- - Test plans

SYSTEM DESIGN:

- - W564 Motherboard schematics and layout files

SOFTWARE:

- - Weitek specific BIOS modifications for system BIOS

- - Windows drivers source code for W564 (Windows 3.1, Windows 95)

- - Software development environment (specific libraries, organization of the development tools, specific tools etc ..)

- - Compatibility test plans

- - Compatibility test results for the W564

- - Errata list

                                   EXHIBIT C

W564

CPU INTERFACE

- - Supports Intel Pentium, P54C, AMD K5 and Cyrix 6x86 CPU's

- - Write-back or wnte-through L1 cache operation

- - External CPU bus speed to 75MHz

- - CPU-specific power management support

LEVEL 2 CACHE CONTROLLER

- - Programmable write-back or write-through direct-mapped L2 cache

- - OKB,128KB, 256KB, 512KB,1 MB sizes

- - Synchronous-burst, synchronous and asynchronous SRAM options

- - Interleave and non-interleave operation modes

- - Cacheable memory to 128 MB

- - 16-byte line size

- - Independently programmable wait states for read and write cycles

- - Independently programmable wait states for burst cycles

- - Programmable cache support for C and F block shadowing, with selectable write protection

PCI CONTROLLER

- - Fully PCI compliant

- - Full bus mastering between PCI and ISA

- - Supports bursting between PCI masters and system memory

- - Synchronous PCI clock at full or half CPU clock rate

EIDE CONTROLLER

- - Fully ATA, ATAPI compliant

- - PCI bus mastering with scatter-gather

- - Advanced disk DMA operation

- - 4 drive, dual channel support with independent fully programmable timing

- - Up to Mode 5 PlO amd Mode 3 DMA support

ISA CONTROLLER

- - Selectable ISA clock frequencies

- - Programmable wait state and recovery time for ISA cycles

- - Fast gate-A20 and fast reset

- - Single graphics and system BIOS ROM for C, D, E and F blocks

- - Glueless flash-ROM support

- - Supports ISA hidden refresh

GRAPHICS CONTROLLER

- - 64-bit, high-performance Windows accelerator

- - 100% IBM VGA compatible

- - Hardware acceleration for text, BitBlt, rops, patterns, and fills

- - Resolutions to: 1280 x 1024 x 256colors 1024 x 768 x 64Kcolors 800 x 600 x 16M colors 640 x 480 x 16M colors

- - Refresh rates of 75Hz and above

- - 80MHz GUI engine clock

- - Dynamically user selectable display frame buffer size from O to 4MB in 128KB increments

- - Integrated 135MHZ 24-bit RAMDAC

- - Hardware cursor, 64x64x2 bits

- - VESA feature interface for multimedia peripherals

- - Local-bus uses no PCI bandwidth

VIDEO ACCELERATOR

- - Full screen at full frame rates

- - Color space conversion

- - Video scaling, any size window

- - Codec support for MPEG, Indeo, Cinepak

DRAM CONTROLLER

- - Combines system and graphics memory

- - Graphics memory can be dynamically adjusted

- - 64-bit memory bus, supports 32-bit fill options

- - Supports up to 128MB system memory in 1 to 4 banks

- - Supports all single and double-sided SIMM configurations from 256KB to 32M3

- - Write FIFO for high performance

- - Read prefetch buffers for high performance

- - Supports fast-page-mode and EDO DRAM

- - Fully programmable DRAM timing parameters

- - Hidden refresh

- - Shadow memory support for C, D, E and F blocks

- - Supports memory re-mapping of unused D and E blocks for full memory utilization

- - Provides VUMA interface for 3D and MPEG hardware acceleraors

PERIPHERAL CONTROLLER

- - Two 8237 DMA controllers (byte and word configuration)

- - Two 8259 interrupt controllers (master and slave configuration)

- - One 8254 triple-channel timer/counter

- - Coprocessor error support logic

POWER MANAGEMENT

- - Four power saving modes: On, Doze, Standby, Suspend

- - Supports Intel, AMD and Cyrix SMI, SMM modes

- - Supports STPCLK#, and slow clock modes

- - Supports APM and DPM standard

- - Independent peripheral timeout timer to monitor video, hard disk, disk, serial port, parallel port, et.

- - Supports RTC, interrupt and DMAs wake up

- - SMM code

- - Provides port control for hardware powerdown of peripheral devices

PACKAGING, FAB, ETC.

- - One 352-pin BGA and one 208-pin EIAJ PQFP

- - Built in a TLM CHMOS technology

- - Split 3.3 and 5 Volt operation

- - ICs available for customization

PRODUCT SUPPORT

- - Multiple, third-party system BIOS sources

- - WEITEK supplied video BIOS supports VESA high resolution modes for applications

- - Graphics acceleration drivers for Windows 3.X, Windows '95, and
  OS/2

- - WEITEK video drivers

- - Disk acceleration drivers

- - WEITEK system, graphics and disk configuration utilities

- - Evaluation kits

- - Multiple manufacturing kits

- - Comprehensive technical support

                                      W464

FEATURE SUMMARY

CPU INTERFACE

- - Supports all Intel, AMD, and Cyrix 4B6-class CPUs

- - Full support for write-back or write-through L1 cache operation

- - Supports CPU bus speeds from 25 MHz to 50 MHz

- - CPU-specific power management support

- - Write-bursting support in Cyrix M1 SC and linear write-burst CPUs

PCI CONTROLLER

- - Fully PCI-compliant

- - Supports three PCI expansion slots

- - Full bus mastering between PCI and ISA

- - Supports bursting between PCI masters and system memory Synchronous PCI clock at either full or half CPU dock rate

GRAPHICS CONTROLLER

- - High performance 64-bit Windows accelerator

- - VGA-compatible

- - Hardware acceleration for BitBlt, text, raster-ops, patterns, and fills

- - Resolutions to 1280x1024 at 8 bits per pixel (75 Hz)

- - Resolutions to 1024x768 at 15 or 16 bits per pixel (75 Hz) True-color resolutions to 800x600 at 75Hz

- - Color depths of 8, 16, 24 and 32 bits

- - Userselectable linear frame buffer size from 0-4 MB, in 128 KB increments

- - Integrated 135 MHz 24-bit RAMDAC

- - Hardware cursor, 64x64x2 bits

- - Uses no PCI bandwidth

LEVEL 2 CACHE CONTROLLER

- - Supports programmable write-back or write-through direct-mapped L2 cache

- - Sizes from 0 KB to 1 MB

- - Cacheable memory range to 128 MB

- - 16-byte line size

- - Interleaved and non-interleaved operation

- - Supports inexpensive asynchronous SRAMs

- - Independently programmable wait states for read and write cycles

- - Independently programmable wait states for burst cycles

- - Programmable cache support for C and F block shadowing, with selectable write protection

DRAM CONTROLLER

- - Combines system and graphics memory

- - Graphics memory allocation can be dynamically adjusted

- - True 64-bit memory bus

- - Supports up to 128 MB system memory in four banks

- - Supports all single- and double-sided SIMM configurations from 256 KB to 32M'8

- - DRAM write FIFO for high performance

- - DRAM read prefetch buffers for high performance

- - Supports commodity fast-page-mode DRAMs

- - Programmable timing for DRAM parameters including CAS pulse width, CAS precharge time, and RAS to CAS delay

- - Hidden refresh

- - Supports memory hole to 8 MB for PCI/ ISA devices

- - Shadow memory support for C, D, E, and F blocks

- - Supports memory remapping for unused D and E blocks to top of system memory

PERIPHERAL CONTROLLER

- - Two 8237-compatible DMA controllers

- - Two 8259-compatible interrupt controllers

- - One 8254-compatible three-channel counter/timer

- - Coprocessor error support logic

ISA CONTROLLER

- - Selectable ISA clock, from either 14.318 MHz oscillator clock or system clock

- - Programmable wait state and recovery time for ISA cycles

- - Fast-gate A20 and fast reset

- - Single graphics and system BIOS ROM for C, D, E, and F blocks

- - Glueless flash ROM support

- - Supports ISA hidden refresh

POWER MANAGEMENT

- - Four power saving modes: On, Doze, Standby, Suspend

- - Supports Intel, AMD, or Cyrix SMI/SMM modes

- - Supports APM and DPM standards

- - Supports STPCLK# and slow clock modes

- - Independent peripheral timeout timer to monitor video, hard disk, floppy disk, senal port, and parallel port

- - Supports RTC, interrupt, and DMA wake-up

- - 128 KB of system memory can be dedicated for power management code

- - Provides port control for hardware power-down of peripheral devices

PACKAGING, FAB, ETC.

- - Both ICs packaged in standard 208-pin EIAJ plastic QFP packages

- - Both ICs built in a 0.8 micron, three-layer metal, CHMOS process

- - Five-volt operation

- - IC's available for customization



                                       18